SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K


          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  January 28, 1997




                         K N ENERGY, INC.

      (Exact name of registrant as specified in its charter)


           Kansas                         1-6446               48-0290000
  (State or other jurisdiction        (Commission File      (I.R.S. Employer
of incorporation or organization)        Number)           Identification No.)


          370 Van Gordon Street
          P. O. Box 281304
          Lakewood, CO                                         80228-8304
          (Address of principal executive offices)             (Zip code)


        Registrant's telephone number, including area code: (303) 989-1740



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Item 5.   Other Events.
_______   _____________

          On January 28, 1997 Enron Corp. and K N Energy, Inc. announced the execution of a letter of intent providing for the purchase by K N Energy, Inc. of several Enron subsidiaries which own the Bushton, Kansas natural gas processing facility and other Hugoton Basin gathering assets, located primarily in Kansas. The closing of the transaction is subject to execution of acceptable definitive agreements and receipt of all appropriate approvals, including those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976. A copy of the press release, dated January 28, 1997 is filed as an exhibit and incorporated herein by this reference.


Item 7.   Financial Statements, Pro-Forma Financial Information and Exhibits.
_______   ___________________________________________________________________


          (a)  Financial Statements - None

          (b)  Pro-Forma Financial Statements - None

          (c)  Exhibits

               1.1  Press release, dated January 28, 1997


                          EXHIBIT INDEX
                          _____________

Exhibit Number
Page                               Exhibit Description                Page
______________                     ___________________                ____

1.1                       Press release, dated January 28, 1997        4



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                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     K N ENERGY, INC.



Date:  January 28, 1997              By:   /s/ Martha B. Wyrsch
                                          _____________________
                                               Martha B. Wyrsch
                                               Vice President, Deputy General
                                               Counsel and Secretary
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FOR IMMEDIATE RELEASE                             CONTACT:  Mark Stutz
                                                            (303) 914-4649


                KN ENERGY ENTERS INTO AGREEMENT WITH ENRON
          TO ACQUIRE BUSHTON PLANT, HUGOTON GATHERING FACILITIES

LAKEWOOD, COLO., JANUARY 28, 1997    KN Energy, Inc. (NYSE-KNE) announced
today that it has signed a letter of intent to purchase several ENRON subsidiaries that own the Bushton natural gas processing facility and other Hugoton Basin gathering assets, primarily in Kansas. Terms of the agreement were not disclosed.

     "This acquisition is in keeping with our corporate strategy to use strategic partnerships and key acquisitions as a means of enhancing the value stream of our company," said Larry D. Hall, KN Energy chairman and chief executive officer.

     Hall noted that the Bushton Complex and Hugoton Basin assets to be acquired from the ENRON subsidiaries will integrate well with KN Energy's existing gathering and processing assets in mid-continent producing areas. This includes the Pony Express Pipeline, which was announced by KN Energy in January 1996.

     The Pony Express is a 900-mile natural gas pipeline that will carry Rocky Mountain natural gas to the Kansas City metropolitan area. It is currently being converted from a crude oil pipeline, and is expected to begin free-flow operations by the second quarter of 1997.

     The Bushton Gas Processing Complex, one of the largest natural gas processing facilities in North America, processes approximately 825 million cubic feet per day (825 MMcf/d) of natural gas and produces about 1.2 million gallons per day of liquids and approximately 1.7 million cubic feet
(1.7 MMcf/d) of crude helium.

                                  (more)

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KN ACQUIRES ASSETS FROM ENRON

     The Hugoton Basin assets gather approximately 475 million cubic feet per day (475 MMcf/d) of natural gas through approximately 2,200 miles of pipeline extending through Kansas and Oklahoma. The gathered gas flows to the Northern Natural Gas pipeline system for delivery to the Bushton Complex, where liquids are extracted and residue gas is transported to market.

     The closing of the transaction is subject to execution of acceptable definitive agreements and receipt of the appropriate approvals, including those of the Hart-Scott-Rodino Act.

     KN Energy, Inc., based in Lakewood, Colo., is an integrated energy services company with operations that include natural gas gathering, processing, marketing, storage, transportation, energy commodity sales natural gas, liquids and power marketing and innovative services designed for consumers, utilities and commercial entities. KN moves energy from production to consumption, finding innovative ways to add value and creatively package its products and services to ensure customer satisfaction at every step -- from producers to shippers to end users.

     ENRON, one of the world's largest integrated natural gas and electric companies with approximately $15 billion in assets, operates one of the largest natural gas transmission systems in the world. It is the largest purchaser and marketer of natural gas and the largest non-regulated marketer of electricity in North America. It produces and markets natural gas liquids worldwide and it owns a majority interest in the Enron Oil & Gas Company, one of the largest independent exploration and production companies in the United States.

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